NEWS RELEASE

For More Information Contact:
Frank B. O’Neil
Sr. Vice-President, Corporate Communications & Investor Relations
800.282.6242 • 205.877.4461 • foneil@ProAssurance.com
ProAssurance Announces Executive Promotions
BIRMINGHAM, AL - (PR Newswire) - January 24, 2014 - ProAssurance Corporation (NYSE: PRA) today announced a series of promotions and reporting realignments designed to address the evolving composition of its business.
Effective immediately, Howard H. Friedman is the President of the Healthcare Professional Liability Group within ProAssurance. Chief Financial Officer Edward (Ned) L. Rand assumes additional duties as Executive Vice President, as does Jeffrey P. Lisenby, General Counsel for ProAssurance.
Under Mr. Friedman’s leadership, the Healthcare Professional Liability Group will encompass all MPL-focused activities within ProAssurance, as well as the operations of all MPL subsidiaries, including PICA, led by its President Ross E. Taubman, D.P.M., and ProAssurance Mid-Continent Underwriters. Mr. Friedman will also oversee our investment in our Lloyd’s Syndicate.
ProAssurance’s non-MPL subsidiaries and lines of business will report to Mr. Rand. This will include Eastern Insurance, led by its President, Michael L. Boguski, and Medmarc, led by its President, Mary Todd Peterson, who will also be responsible for our Legal Professional Liability business. Mr. Rand will continue to oversee traditional accounting, finance, investment, and investor relations functions, and will be responsible for the organization’s information systems and project management office.
Mr. Lisenby will continue in his role as General Counsel for ProAssurance. The Company’s legal, compliance, and human resources departments will continue reporting to him and he will also be responsible for ProAssurance’s various owned and leased facilities. As Corporate Secretary,
Mr. Lisenby will continue to focus on corporate governance and will work closely with the Board of Directors, which provides governance and oversight to an increasingly complex and far-reaching organization.
Chairman and Chief Executive Officer W. Stancil Starnes said, “I believe these changes will enable us to operate with greater efficiency and respond more nimbly to the challenges we face in all product lines. We will benefit from strong management at the top of the organization and become more responsive to external opportunities that present themselves—opportunities to which I will be able to give greater attention, while still providing meaningful direction through Howard, Ned and Jeff and continuing to interact regularly with our Senior Vice Presidents and Vice Presidents.”
The ProAssurance Board of Directors approved the executive promotions, as recommended by the Nominating and Corporate Governance Committee. Other actions recommended by the Committee and approved by the Board include naming Kelly B. Brewer Vice President & Chief Accounting
Officer; she will be responsible for all accounting activities within ProAssurance and its subsidiaries. Lawrence (Larry) K. Cochran was named Vice President, Chief Investment Officer & Head of Treasury and will be responsible for all investing decisions and treasury activities within ProAssurance and its subsidiaries. Michael A. Stoeckert was named Vice President and Chief Technology Officer. Kathryn (Katie) A. Neville was named Vice President and Chief Compliance Officer. Richard (Rich) J. Enders was named Vice President and Chief of Internal Audit; he will continue reporting to Mr. Starnes and the Board of Directors.

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About ProAssurance
ProAssurance (www.ProAssurance.com) is an industry-leading specialty insurance company with extensive expertise in medical professional liability, products liability for medical technology and life sciences and legal professional liability. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past seven years. ProAssurance is rated “A+” (Superior) by A.M. Best and rated “A” (Strong) by Fitch Ratings.
Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.
Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by Eastern and ProAssurance with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

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